As filed with the Securities and Exchange Commission on June 20, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Altra Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3568	61-1478870
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael L. Hurt
Chief Executive Officer
Altra Holdings, Inc.
Quincy, Massachusetts 02171
(617) 328-3300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Craig W. Adas, Esq.	Valerie Ford Jacob, Esq.
Shaina P. Varia, Esq.	Stuart Gelfond, Esq.
Weil, Gotshal & Manges LLP	Fried, Frank, Shriver & Jacobson LLP
201 Redwood Shores Parkway	One New York Plaza
Redwood Shores, California 94065	New York, New York 10004-1980
(650) 802-3000	(212) 859-8000
          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-143471
          If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Maximum Aggregate	Amount of
Securities to be Registered	Registered(1)	Offering Price(2)	Registration Fee
Common Stock, $0.001 par value	1,150,000	$18,860,000	$579.00 (3)

(1)	This amount is in addition to the 11,500,000 shares of Common Stock registered under the earlier effective registration statement and includes shares of Common Stock that may be purchased by the underwriters to cover over-allotments, if any.

(2)	Based on the public offering price of $16.40 per share.

(3)	This amount is in addition to the $6,015.97 paid in connection with the filing of the earlier registration statement.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-143471), originally filed on June 4, 2007 (together with its exhibits the “Prior Registration Statement”), which was declared effective on June 19, 2007. The Prior Registration Statement is incorporated by reference herein.
     Altra Holdings, Inc. hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission a wire transfer from Altra Holdings, Inc.’s account, which account contains sufficient funds to cover the filing fee, to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on June 20, 2007 and that it will not revoke such instruction.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on June 20, 2007.

ALTRA HOLDINGS, INC.
By:	/s/ Michael L. Hurt
	Name:	Michael L. Hurt
	Title:	Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on June 20, 2007.

	Signature	Title

	/s/ MICHAEL L. HURT	Chief Executive Officer and Director

	Michael L. Hurt	(Principal Executive Officer)

	/s/ DAVID WALL	Chief Financial Officer

	David Wall	(Principal Financial Officer and
Principal Accounting Officer)

	*	Director

Edmund M. Carpenter

	*	Director

Jean-Pierre L. Conte

	*	Director

Darren J. Gold

	*	Director

Larry McPherson

	*	Director

Richard D. Paterson

	*	Director

James H. Woodard, Jr.

*By:	/s/ MICHAEL L. HURT

Michael L. Hurt
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Weil Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement)

23.1	Consent of Ernst & Young LLP

23.2	Consent of BDO Stoy Hayward LLP

23.3	Consent of Grant Thornton LLP

23.4	Consent of Weil Gotshal & Manges LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page to the Prior Registration Statement)